April 2024 Investor Presentation

2 This presentation contains forward-looking statements regarding future events and the future results of Lifecore Biomedical, Inc. ("we, "us" or the "Company") that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. In addition, all statements regarding our preliminary estimates of historical financial data contained in this presentation, current operating and financial expectations in light of historical results, anticipated capacity and utilization, anticipated liquidity, and anticipated future customer relationships usage are forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the outcome of any evaluation of the Company's strategic alternatives or any discussions with any potential bidders related thereto, the competition of the Company's financial closing procedures, the Company's ability to successfully enact its business strategies, including with respect to installation, capacity generation and its ability to attract demand for its services, the Company's ability to become current with its reports with the Securities and Exchange Commission (the “SEC”), and the timing thereof, the Company's ability to regain compliance with applicable listing standards under Nasdaq, and its ability expand its relationship with its existing customers or attract new customers, the impact of inflation on the Company's business and financial condition, indications of a change in the market cycles in the CDMO market; changes in business conditions and general economic conditions both domestically andglobally including rising interest rates and fluctuation in foreign currency exchange rates, access to capital; and other risk factors set forth from time to time in the Company's SEC filings, including, but not limited to, the Annual Report on Form 10-K for the year ended May 28, 2023 (the “2023 10- K”). For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in the 2023 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances. Important Information Regarding Forward-Looking Statements

3 Disclaimers and Important Information Fiscal Year 2024 Estimates: This presentation contains preliminary estimates of certain consolidated financial data of Lifecore as of and for the fiscal quarters ended August 27, 2023, November 26, 2023, and February 24, 2024, and the nine months ended February 24, 2024 (the “Historical Periods”). Our actual consolidated financial results remain subject to completion of our quarterly financial closing procedures and preparation of our actual consolidated financial results as of and for the Historical Periods, which have commenced but are not yet completed Our actual consolidated financial results as of and for the Historical Periods are expected to be reported in connection with the filings of our Quarterly Reports on Form 10-Q for the Historical Periods, once available. We based these estimates on the information available to us as of the date of this release, and our actual consolidated financial results for the Historical Periods may differ materially from these preliminary estimates, including as a result of audit adjustments and other developments that may arise between now and the time our actual consolidated financial results for the Historical Periods are finalized and reported. Moreover, these preliminary estimates should not be viewed as a substitute for actual consolidated financial statements and related notes as of and for the Historical Periods prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Accordingly, you should not place undue reliance on these preliminary estimates. These preliminary estimates have been prepared by, and are the responsibility of, our management. No independent registered public accounting firm has audited, reviewed, compiled or applied agreed-upon procedures with respect to these preliminary estimates, and thus no such firm has expressed an opinion or any other form of assurance with respect thereto. Non-GAAP Measures: This presentation contains non-GAAP financial information, including with respects to EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, and Other segment adjusted EBITDA. The Company has included reconciliations of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP. The Company defines EBITDA as earnings before interest, income tax expense (benefit), and depreciation and amortization. The Company defines adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges. The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP in its Annual Report on Form 10-K filed with the SEC. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP. FY23 Form 10-K Restatements: The FY23 Annual Report on Form 10-K filing contains the restatement of previously issued consolidated financial statements as of and for the fiscal years ended May 29, 2022 (“FY22”) and May 30, 2021 (“FY21”) included in the Company’s Annual Report on Form 10-K/A for the year ended May 29, 2022 filed with the SEC, the Company’s unaudited consolidated financial statements as of and for the periods ending August 30, 2020, November 29, 2020, February 28, 2021, August 29, 2021, November 28, 2021, February 27, 2022, August 28, 2022, November 27, 2022 and February 26, 2023 included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC (collectively, the “Prior Financial Statements”). Any information contained in this presentation related to financial information for the periods contained in the Prior Financial Statements given effect to the restatement. See the Appendicies for more information.

4 Lifecore Business Highlights Large, growing addressable markets with attractive underlying tailwinds supported by long-term customer relationships and low turnover 40+ years of exceptional quality, safety, and regulatory compliance with available capacity & state-of-the-art facilities to support future growth A leading provider of premium research grade HA with focus on complex and highly regulated products Highly experienced Lifecore management team with deep industry expertise and proven ability to execute Fully-integrated CDMO with highly differentiated capabilities for development and fill/finish of sterile, injectable-grade pharmaceutical products Potential to triple current manufacturing capacity to 70 million units and revenue generating capacity from anticipated FY24 levels, depending on products filled, average selling prices, and successful installation and validation of the new isolator fillers Multiple levers to continue to drive long-term growth, including continued expansion and commercialization of development pipeline

5 74% 26% HA Raw Material Revenue Streams FY23 Total Revenues: $103.3M Lifecore Biomedical To provide high-quality, innovative product development and manufacturing solutions for our partners, guided by our unwavering commitment to improving people’s lives. Continuing to invest in capabilities in the CDMO business to drive an acceleration in revenue growth Legacy A leading supplier of pharmaceutical grade Hyaluronic acid (HA) in ophthalmology, orthopedic and veterinary medicines. Growth A fully integrated Contract Development and Manufacturing Organization (CDMO) assisting companies to bring new and FDA-approved injectable therapies to market. 50%50% Total Revenue Mix CDMO Revenue Mix HA Utilized Non-HA Based CDMO

6 Growth Strategies Expansion of Development Pipeline and Commercial Services Target Increasing Operational Capacity • Invest in people and systems to support expanded development pipeline and services. • Targeted sales and marketing strategy. • Identify and expand development services portfolio. • Identify late-phase development and new commercial opportunities. • Invest in people and systems to seek to maximize efficiencies and growth potential. • Advance late-phase development projects through commercialization. • Advance early-phase projects and support commercial growth of marketed products. • Support commercial growth of base business. • Identify strategic adjacencies and partnerships. • Targeting increasing operational capacity to 22 million units by FY25. • Seeking to increase theoretical capacity to ~70 million units in FY27.

7 Progress Made Possible Leveraging over 40 years of experience to bring our customers’ innovations to market. 1983 First commercial sales of sodium hyaluronate (HA) 1981 Lifecore initiates sodium hyaluronate (HA) production 1986 First FDA approved product with Lifecore HA 1994 First Ophthalmic Aseptic Product 2021 FDA approval of 2 products manufactured at Lifecore 2024-2025 2 new cGMP isolator fillers anticipated to be operational enabling expanded capacity 2005 Installed first automated syringe filler 2016 First FDA Drug Approval 10M units 16M units 22M units ~70M unitsTheoretical Filling Capacity 5M units November 2022 Corporate transition from Landec Corp. to Lifecore Biomedical *Dates reflect calendar periods and years

8 State-Of-The-Art Manufacturing Capabilities Four barrier fillers in ISO 5 clean rooms One 5-head isolator filler in ISO 7 clean room One 10-head isolator filler1 Supported by five ISO 7 formulation rooms Capital expenditures2 of approximately $129M during the past 10 years and $57M over the last 3 years (FY21-23) Dedicated Development and Pilot Labs Two analytical labs supporting development and commercial testing/stability 1 Yet to become operational 2 Excludes capitalized interest Investments have Lifecore positioned for long-term growth Innovation, product development, facilities, equipment and new capabilities

9 Isolator Technology Driving Future Potential Capacity 5-Head1 and 10-Head2, High-Speed Groninger Fillers • Full isolator technology, state-of-the- art containment • Flexibility of vial, syringe, and cartridge filling capabilities • Flexibility of dual filling mechanisms (rotary piston and peristaltic pump) • Biologic and High-Value molecule centric with low line loss • Satisfying the demand of the market and regulatory expectations (Annex 1) 1 The Company currently expects its 5-head filler to be GMP ready in August 2024 2 10-head filler currently planned to begin installation in Fiscal 2025

Campus Overview

Facility		Profile
	**Site 1 (Headquarters)** *3515 Lyman Blvd* *Chaska, MN 55318* Owned 150,000 Sq. Ft.	• Operations – Over 30 unique capabilities ranging from method development and validation to large and small molecule stability testing – Fully-integrated biologics capabilities including analytical method development, method validation and testing solutions for raw materials, API and Drug Product • Contract development – Development and pilot laboratories

	**Site 2 (Lakeview Drive)**
	245 Lakeview Dr
	Chaska MN 55318
	Leased
	78,000 Sq. Ft.
		• Operations
		– Final packaging
		– Warehousing
		– Distribution
		– Stability services
		– Quality Control Laboratory
		  – Analytical Lab
		  – Particulate Lab

	**Site 3 (Shelby Court)** *8700 Shelby Court, Suite 400* *Chanhassen, MN 55317* Leased 20,000 Sq. Ft.	• Operations – Receipt, inspection, and warehousing of raw materials and components

248,000
Total Square Feet of State-of-the-Art Facilities

~515
Employees (Shared Between the Three Sites) [1]

7
Days/Week Manufacturing Operations

[1] *As of March 2024*

10

Lifecore BIOMEDICAL

11 Extensive Regulatory Systems & Excellent Quality Record • Three sites operating under cGMP and regularly inspected. • World class quality system leads to excellent regulatory record. • ~80 customer audit days routinely held annually. 40+ years of a strong track record with global regulatory bodies; regularly inspected facilities are in good standing with agencies. API & Excipient Medical Devices Biologic Products Drug & Combination Products

12 Highly Differentiated End-To-End Capabilities ✔Global leader in Hyaluronic Acid (HA) manufacturing. ✔Research-grade HA available in powder form supporting standard and custom modified options. ✔Services provided from early stage through validation/qualification. ✔Services range from formulation, process development, analytical method development, engineering and validation. ✔Expertise in sterile filter and aseptically fill of custom complex solutions. ✔Capabilities include drug product formulation, sterile filter, aseptic fill, visual inspection, analytical testing and stability services. ✔Packaging services featuring automated assembly, camera verification, serialization and tracking through supply chain, QA review and lot release. A Pioneer in Developing and Manufacturing Highly Complex Solutions Hyaluronic Acid Clinical Development Services Commercial Manufacturing

13 Trusted Producer of Premium Pharmaceutical, Injectable-Grade Hyaluronic Acid Type of HA Quality General Uses & Types of Products Barriers to Competition Pharmaceutical Injectable grade High Governed by regulatory agencies • Ophthalmic surgery • Joint Injections • Bone grafts • Intra-articular injections • Carrier for drugs • Tissue engineering High • Product specs tailored to needs of end user • Heightened quality control in US/EU markets • Regulatory barriers to change source Topical Medical grade Moderate Governed by regulatory agencies with less restrictions • Eye drops • Topical wound healing • Topical medications • Intradermal injections Moderate Cosmetic Nutraceuticals Low Limited or no regulatory agency oversight • Cosmetics, lotions, creams • Nutraceuticals, supplements Low to None Commoditized C o m p lexity

14 Injectable Products Lead Growth in Drug Development Market Specialty Solid Semisolid & Liquid Injectable $6.02 Billion Injectables are expected to grow at 10.5% CAGR from 2020-2025* • Equipment differentiated & unique • High-value molecules • Technical expertise required Approximate CDMO market size - $22.6 Billion* *Company estimates and RBC Capital Markets presentation, July 2021

Favorable Anticipated Trends Fuel Long-Term CDMO Demand & Value for Lifecore

Drug development is on the rise	High propensity to outsource injectable manufacturing	Non-COVID biologic market growing	Global Prefilled syringe market is strong	Demand for specialized CDMO vial & syringe capacity
+6% CAGR[1]	+66% of NME Injectable Approvals[2]	10% CAGR[3]	+8.7% Anticipated CAGR[4] 2022-2030	+47% Average percentage of finished doses outsourced to CDMOs[3] 2015 - 2023

Lifecore is in a strong position to accelerate growth

[1] (Pre-Clinical; Phase 1-3) 2008 – 2019 - William Blair, Pharmaceutical Outsourcing & Service Report. April 2020
[2] (New Drug Approvals and Their Contract Manufacturer:2023 Edition) GlobalData, March 2023
[3] (Pharmaceutical Outsourcing & Services) William Blair, March 2024
[4] (Prefilled Syringe Market Size, Share Trends Analysis Report) Vantage Research August 2023

15

Lifecore BIOMEDICAL

Broadening Our Blue-Chip Customer Base

Top 5 Revenue Customers

1. 38 years
2. 30 years
3. 20 years
4. 4 years
5. 7 years

Blue-chip customer base spans:

- 14 commercial customers* – global and emerging biopharma and biotech companies
- 29 commercial products*
- Lifecore continues to expand its presence in the CDMO marketplace by utilizing its specialized capabilities to seek to partner with biopharma and medical device companies
- Traction with new, larger-pharma customers resulting from targeted development efforts and expanded fill/finish capabilities

Customers choose Lifecore:

- Supports all phases of development and commercial lifecycle
- Strong capabilities in manufacturing and supplying pharmaceutical-grade HA in bulk form and injectables
- Technical expertise in high viscous solutions and infrastructure to support development of drugs, biologics, medical devices and combination products
- Proven demonstration of sophisticated quality systems with a clean history

**As of fiscal third quarter 2024*

16

Managing Our Current Development Portfolio (as of F3Q24)

33 projects* currently in various phases of development

Project Lifecycle


Preclinical
Phase 1
Phase 2
Phase 3
Registration
Commercial
CDMO Revenue Opportunities
Commercial Manufacturing
Scale-Up
Currently manufacture 29 commercial products for 14 customers
Development
Late Phase: 16 Projects
Proof of Concept
Mid Phase: 8 Projects
Early Phase: 9 Projects

**Projects are defined as individual drugs or devices for which Lifecore provides manufacturing services; as of fiscal third quarter ended 02/25/24*

Lifecore can address customers' entire development and commercial lifecycle

17

Lifecore BIOMEDICAL

18 Our Existing Development Project Breakdown (as of F3Q24) * Anticipated remaining time to commercialization may be impacted by but not limited to such factors as regulatory timing, FDA approvals, contract negotiations, and capacity limitations. Proof of Concept Development Development Scale-up Number of Projects 9 8 16 Anticipated Remaining Time to Commercialization* 3-10 years 2-8 years 2-5 years Therapeutic Area Ophthalmic disorders Non-Opioid Pain, Diabetes, Contraceptive, Aesthetics Ophthalmic, Non- Opioid Pain, Aesthetic, Orthopedic, Oncology, Aesthetics, Mental Health Ophthalmic, Non-Opioid Pain, Orthopedic pain, Aesthetics, Interstitial Cystitis Customer Type 1 Large Pharma, 2 Medium, 6 Small 3 Large, 5 Small 3 Large Pharma, 1 Medium, 12 Small HA & Non-HA 7 HA, 2 Non-HA 6 HA, 2 Non-HA 9 HA, 7 Non-HA Existing Project Portfolio Currently Represents a Target Revenue Opportunity of $100-$200 Million

19 7 utilize HA 56 would be classified as drugs 29 are large pharma/ med device companies 12 would be classified as medical devices Diversity of Pipeline Opportunities 68 Additional Pipeline Opportunities Currently in Discussion1 1 As of fiscal third quarter 2024

Long History of Stable, Sustainable Growth in Commercial Revenues & Adjusted EBITDA[1]



Revenues
($ in millions)
CAGR²: 14%
$40.4
$50.5
$59.4
$65.4
$75.9
$85.8
$98.1
$109.3
$103.3
$125 - 130
FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23³ FY24E⁴
YoY Growth %
25.0% 17.6% 10.1% 16.1% 13.0% 14.9% 10.9% (5.6)% 23.4%⁷



Adjusted EBITDA⁶
($ in millions)
CAGR²: 17%
$6.1
$14.2
$16.4
$17.5
$20.3
$20.1
$23.5
$25.1
$15.0
$23.8 - 27.2
FY15 FY16 FY17 FY18 FY19 FY20⁵ FY21 FY22 FY23³ FY24E⁴
Adj EBITDA Margin %
15.1% 28.1% 27.6% 26.8% 26.7% 23.4% 23.8% 23.0% 14.5% 20.0%⁷

Attractive EBITDA margin profile with room for expansion as capacity utilization increases

[1] See disclaimers and important information on Slides 2 and 3 and reconciliation schedule at the end of this presentation
[2] CAGR calculated using the mid-point of the guided range
[3] Results negatively impacted by timing differences resulting from delayed customer orders, inflation and postponed onboarding of new development projects
[4] FY24 guidance
[5] Pandemic-related headwinds
[6] In the Annual Report on Form 10-K for the year ended May 28, 2023, the Company disclosed that it now operates as a single segment reporter. The references to former Lifecore and former other segment are being provided here for comparability purposes as readers adjust to the Company's single segment reporting going forward.
[7] Growth rate and margin calculated using the mid-point of the guided range

20

Lifecore BIOMEDICAL

Recent Fiscal 2024 Financial Estimates: Year-to-date and FY24 Outlook[1]

Revenues
($ in millions)



$24.5
$30.2
$35.8
$34.5 - 39.5
$103.3
$125 - 130
1Q24 E3
2Q24 E3
3Q24 E3
4Q24 E2,3
FY23
FY24 E2,3
YoY Growth %:
3.5%
37.7%
34.9%
18.8%6
(5.6)%
23.4%6

Adjusted EBITDA
($ in millions)



$15.0
$23.8 - 27.2
$7.2
$13.5 – 16.9
Consolidated4,5
FY235
FY24 E2,5
FY235
FY24 E2,5
Adj. EBITDA Margin %:
14.5%
20.0%6
7.0%
12.0%6

[1] Fiscal years ended May 28, 2023, and May 26, 2024
[2] FY24 guidance
[3] These preliminary estimates have been prepared by and are the responsibility of management. No independent registered public accounting firm has audited, complied, or applied agreed upon procedures with respect to these preliminary estimates, and thus no such firm has expressed an opinion or any other form of assurance with respect thereto. Our actual financial results remain subject to completion of our financial closing procedures and preparation of our actual financial results and reported in connection with the filings of our Quarterly Reports on Form 10-Q, once available. Our actual results may differ materially from these preliminary estimates. See disclaimers and important information on Slide 2 and 3.
[4] Reflects the consolidation of its formerly reported "Other" (corporate overhead) segment to be consistent with expected go-forward reporting
[5] In the Annual Report on Form 10-K for the year ended May 28, 2023, the Company disclosed that it now operates as a single segment reporter. The references to former Lifecore and former other segment are being provided here for comparability purposes as readers adjust to the Company's single segment reporting going forward. .
[6] Growth rate and margin calculated using the mid-point of the guided range

21

Lifecore BIOMEDICAL

22 Capacity Targeted to Increase by 3x, Creating Long Runway for Growth 0 10 20 30 40 50 60 70 80 FY23 FY27 Illustrative Theoretical Capacity Growth: Multi-year Opportunity to Drive Capacity Utilization Th eo re ti ca l C ap ac it y (M ill io n s o f u n it s) 2. Current capacity of 22 million units to grow by more than 300% following installation of new isolator fillers (5-head and 10-head) 3. Will require continued investment in labor to build operational capacity to meet demand Industry disruption is creating new sources of demand for CDMO fill/finish capacity 1. Available Capacity to Drive Growth 4. FY24 fill rate estimated to be more than 11 million units

Our FY24 Outlook[1]

Considerations

1. Commercialization of new drug in FY24 Q2 that was previously delayed in the FDA approval process
2. Expansion of the development project pipeline with early and later stage projects
3. Reacceleration of revenue from initiation of new projects and growth in fermentation activity
4. Recovery of margin following product mix associated with new commercial shipments and legacy contract renegotiations; particular influence in fiscal 2H
5. Approximately $19-$20 million of anticipated capital investment in FY24, excluding capitalized interest; YTD24 spend of $15.3million

Lifecore Guidance: FY24

Revenues

$125mm - $130mm

Adjusted EBITDA[2]

$13.5mm - $16.9mm

Potential to **triple current revenue generating capacity** from anticipated FY24 levels, depending on products filled, average selling prices, and successful installation and validation of the new isolator fillers

[1] *See disclaimers and important information on slide 2 and 3 and footnote 4 on slide 21*

[2] *includes corporate expense (formerly reported as the "Other" segment) costs of approximately $10.2 million for FY24*

23

Lifecore BIOMEDICAL

Meet the Lifecore Team

Highly Experienced Management Team with Deep Industry Expertise & Proven Ability to Execute












	Jim Hall	**John Morberg**	**Jackie Klecker**	**Darren Hieber**	**Matt Augustson**	**Rick Sitarz**	**Kipling Thacker, PhD**	**Scott Collins**	**Phil Sticha**	**Steve Laninga**
Position	Pres. & CEO	CFO and EVP	EVP and General Manager	SVP of Corp. Dev. & Partnerships	SVP of Information Technology	VP of Commercial Dev.	VP and Chief Scientist	VP of Finance	VP of Business Operations	VP of Operations
Joined Lifecore	1999	2021	2001	2021	2022	2015	1981	2001	1996	2020
Years Experience	30+	30+	30+	20+	20+	20+	40+	20+	20+	20+
Prior Experience	Served in various roles at Lifecore including VP and General Manager, and VP of Operations.	Serves as Landec CFO. Previously served in executive roles as CEO, CFO, General Counsel and Board Member of public and private companies.	Served in various roles at Lifecore surrounding Quality Assurance and Regulatory Affairs.	Served as VP of Business Dev., Drug Product at Catalent.	Served as CIO at First Brands Group.	Served as VP of Peripheral Interventions Marketing at Boston Scientific.	Co-inventor of Lifecore's HA fermentation and mfg. process. Previously served as Director of New Bustiness Development at Lifecore.	Served as Senior Director of Finance and Controller at Lifecore.	Served as Lifecore Sr. Director of Manufacturing prior to joining the New Business Development team as a Sr Director.	Served as VP of Operations and Site Lead at Perrigo.

24

Lifecore BIOMEDICAL

25 • Paul Josephs appointed as CEO – to succeed current CEO Jim Hall following his retirement • Mr. Josephs to start on May 20, 2024, and replace Mr. Hall on Board of Directors • Paul Josephs brings over 30 years of pharmaceutical industry experience to Lifecore, including over 25 years of CDMO experience. Since 2021, Mr. Josephs served as President & Chief Executive Officer and a member of the Board of Directors at Woodstock Sterile Solutions, a specialized full-service CDMO. Prior to joining Woodstock, Mr. Josephs served as Head of CDMO – Global Business Development at Viatris (formerly known as Mylan) since 2016 when it acquired DPT Laboratories. Mr. Josephs’ work with DPT Laboratories began in 1997, where he held numerous progressive roles in sales and business development, culminating with a position of Senior Vice President, Sales, Marketing & Corporate Development. He holds a Bachelor of Arts degree from the University of Western Ontario in Canada. CEO Transition Underway – Meet Paul Josephs

26 Appendices

27 FY23 Form 10-K Restatement Summary The FY23 Annual Report on Form 10-K filing contains the restatement of previously issued consolidated financial statements as of and for the fiscal years ended May 29, 2022 (“FY22”) and May 30, 2021 (“FY21”) included in the Company’s Annual Report on Form 10-K/A for the year ended May 29, 2022 filed with the SEC, the Company’s unaudited consolidated financial statements as of and for the periods ending August 30, 2020, November 29, 2020, February 28, 2021, August 29, 2021, November 28, 2021, February 27, 2022, August 28, 2022, November 27, 2022 and February 26, 2023 included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC (collectively, the “Prior Financial Statements”). The restatements correct errors involving the calculation of capitalized interest, valuation of inventories, and certain other adjustments related to previously divested businesses reflected in the Prior Financial Statements. In addition, the Company has adjusted certain other items that were previously identified and concluded as immaterial, individually and in the aggregate, to the Prior Financial Statements. The more significant restatement adjustments to the Lifecore segment financial statements contained in the Prior Financial Statements, are described as follows: • The Company restated inventories and cost of sales to write down inventories to their net realizable value as well as recording reserves for excess and obsolete inventories in FY22 and FY21 which reduced inventories and increased cost of sales during those periods. • The Company restated property and equipment and interest expense to record capitalized interest on assets under construction in FY22 and FY21 which increased property and equipment and reduced interest expense during those periods. • The Company restated the Lifecore segment revenues and cost of sales in FY21 to gross up revenues and cost of sales for certain performance obligations the Company acted as a principal in the arrangements. • The Company recorded an accounts receivable reserve for a specific customer in FY21 and FY22 resulting in a decrease to accounts receivables and an increase to selling, general, and administrative expenses. • The Company restated FY21 opening retained earnings to account for the cumulative effect of the above restatements. The more significant restatement adjustments to the Company’s former Curation Foods segment financial statements are described as follows: • The Company restated FY21 opening retained earnings related to its former Curation Foods businesses non-current other receivables that were not collectable prior to the fiscal year periods presented in the consolidated FY23 financial statements. • The Company restated the presentation of certain operating costs and expenses of continuing operations and discontinued operations affecting FY22 and FY21.

Lifecore Segment Restated Financials

($ in thousands)	Fiscal Year Ended May 30, 2021	Fiscal Year Ended May 29, 2022	Quarter Ended August 28, 2022	Quarter Ended November 27, 2022	Quarter Ended February 26, 2023	Nine Months Ended February 26, 2023	Quarter Ended May 28, 2023 (5)	Year Ended May 28, 2023 (5)
Period Ended As Reported (1)								
Net sales	$ 98,087	$ 109,320	$ 23,703	$ 21,691	$ 26,330	$ 71,724	$ 31,545	$ 103,269
Gross profit	38,265	43,746	6,101	6,675	6,072	18,848	8,394	27,242
Net income (loss) from continuing operations	14,461	16,675	502	916	851	2,269	2,780	5,049
Income tax expense (benefit)	4,568	5,266	158	290	268	716	554	1,270
Depreciation and amortization	5,502	6,673	1,771	1,843	1,878	5,492	2,016	7,508
Interest income	-	72	15	16	16	47	15	62
Restatements / adjustments (2,3)								
Net sales	$ 492	$ 40	$ 21	$ 173	$ 206	$ 400	$ (400)	$ -
Gross profit	(533)	(3,863)	(127)	(987)	2,469	1,355	(737)	618
Net income (loss) from continuing operations	(573)	(39)	31	(697)	2,557	1,891	(2,058)	(167)
Income tax expense (benefit)	(482)	(3,824)	(158)	(290)	(288)	(736)	1,009	273
Depreciation and amortization	-	83	30	31	31	92	(74)	18
Interest income	-	-	-	-	-	-	-	-
Period Ended, As Restated (4)								
Net sales	$ 98,579	$ 109,360	$ 23,724	$ 21,864	$ 26,536	$ 72,124	$ 31,145	$ 103,269
Gross profit	37,732	39,883	5,974	5,688	8,541	20,203	7,657	27,860
Net income (loss) from continuing operations	13,888	16,636	533	219	3,408	4,160	722	4,882
Income tax expense (benefit)	4,086	1,442	-	-	(20)	(20)	1,563	1,543
Depreciation and amortization	5,502	6,756	1,801	1,874	1,909	5,584	1,942	7,526
Interest income	-	72	15	16	16	47	15	62

Notes:

* Certain figures presented related to the Nine Months Ended February 26, 2023 may differ from those reflected in the Annual Report on Form 10-K due to rounding.

(1) Period Ended, As Reported: amounts represent the Lifecore segment as reported in the respective period periodic filings with the SEC.

(2) Restatements: amounts represent the restatement adjustments to the Lifecore segment as reported in the Form 10-K filed with the SEC on March 19, 2024.

(3) Adjustments: amounts represent the adjustments to the Lifecore segment as reported in the Form 8-K filed with the SEC on August 31, 2023.

(4) Period End, As Restated: amounts represent the restated/adjusted Lifecore segment for each of the respective reported period after giving effect to the Restatements and Adjustments

(5) Quarter and year ended May 28, 2023 Period Ended, as Reported figures represent amounts included in the Company's earnings release dated August 31, 2023.

28

Lifecore BIOMEDICAL

Lifecore Segment Reconciliation: Net Income (Loss) from Continuing Operations to Adjusted EBITDA

($ in thousands)	Fiscal Year Ended		Quarter Ended			Nine Months Ended	Quarter Ended	Year Ended
	May 30, 2021	May 29, 2022	August 28, 2022	November 27, 2022	February 26, 2023	February 26, 2023	May 28, 2023 (5)	May 28, 2023 (5)
Period Ended, As Reported (1)								
Net income (loss) from continuing operations	$ 14,461	$ 16,675	$ 502	$ 916	$ 851	$ 2,269	$ 2,780	$ 5,049
Interest income	-	72	15	16	16	47	15	62
Income tax expense (benefit)	4,568	5,266	158	290	268	716	554	1,270
Depreciation and amortization	5,502	6,673	1,771	1,843	1,878	5,492	2,016	7,508
Total EBITDA	24,531	28,542	2,416	3,033	2,981	8,430	5,335	13,765
Non-recurring charges (5)	-	387	60	66	60	186	750	936
Total Adjusted EBITDA	$ 24,531	$ 28,929	$ 2,476	$ 3,099	$ 3,041	$ 8,616	$ 6,085	$ 14,701
Restatement / adjustments (2,3)								
Net income (loss) from continuing operations	(573)	(39)	31	(697)	2,557	1,891	(2,058)	(167)
Interest income	-	-	-	-	-	-	-	-
Income tax expense (benefit)	(482)	(3,824)	(158)	(290)	(288)	(736)	1,009	273
Depreciation and amortization	-	83	30	31	31	92	(74)	18
Restructuring and other non-recurring charges	-	-	-	-	200	200	(34)	166
Period Ended, As Restated (2)								
Net income (loss) from continuing operations	$ 13,888	$ 16,636	$ 533	$ 219	$ 3,408	$ 4,160	$ 722	$ 4,882
Interest income	-	72	15	16	16	47	15	62
Income tax expense (benefit)	4,086	1,442	-	-	(20)	(20)	1,563	1,543
Depreciation and amortization	5,502	6,756	1,801	1,874	1,909	5,584	1,942	7,526
Total EBITDA	23,476	24,762	2,319	2,077	5,281	9,677	4,212	13,889
Non-recurring charges (6)	-	387	60	66	260	386	716	1,102
Total Adjusted EBITDA	**$ 23,476**	**$ 25,149**	**$ 2,379**	**$ 2,143**	**$ 5,541**	**$ 10,063**	**$ 4,928**	**$ 14,991**
Other Segment Adjusted EBITDA, As Restated (7)	(8,276)	(7,345)	(1,867)	(1,845)	(1,964)	(5,676)	(2,077)	(7,753)
Consolidated Adjusted EBITDA, As Restated	$ 15,200	$ 17,804	$ 512	$ 298	$ 3,577	$ 4,387	$ 2,851	$ 7,238

Notes:

* Certain figures presented related to the Nine Months Ended February 26, 2023 may differ from those reflected in the Annual Report on Form 10-K due to rounding.

(1) Period Ended, As Reported: amounts represent the Lifecore segment as reported in the respective period periodic filings with the SEC.

(2) Restatements: amounts represent the restatement adjustments to the Lifecore segment as reported in the Form 10-K filed with the SEC on March 19, 2024.

(3) Adjustments: amounts represent the adjustments to the Lifecore segment as reported in the Form 8-K filed with the SEC on August 31, 2023.

(4) Period End, As Restated: amounts represent the restated/adjusted Lifecore segment for each of the respective reported period after giving effect to the Restatements and Adjustments.

(5) Quarter and year ended May 28, 2023 Period Ended, as Reported figures represent amounts included in the Company's earnings release dated August 31, 2023.

(6) Non-recurring charges: primarily related to one-time expenses incurred in the Lifecore production process.

(7) Other Segment Adjusted EBITDA, As Restated: amounts represent the restated/adjusted Other segment for each of the respective reported periods after giving effect to the Restatements and Adjustments.

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Lifecore BIOMEDICAL